44144

                                 SUB-ITEM 77 Q1

                               MFS SERIES TRUST I

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 6, 1995, as amended, (the "Declaration"), of MFS Series Trust I (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as MFS Equity Income Fund shall be redesignated as MFS Value Fund.

         Pursuant to Section 6.9(h) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of December, 2000 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.

MARSHALL N. COHAN

Marshall N. Cohan
2524 Bedford Mews Drive
Wellington,  FL  33414

LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road

Chestnut Hill,  MA  02167




SIR J. DAVID GIBBONS

Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05



ABBY M. O'NEILL

Abby M. O'Neill
200 Sunset Road

Oyster Bay,  NY  11771




WALTER E. ROBB III
Walter E. Robb, III
35 Farm Road
Sherborn,  MA  01770

ARNOLD D. SCOTT

Arnold D. Scott
20 Rowes Wharf
Boston,  MA  02110

JEFFREY L. SHAMES

Jeffrey L. Shames
38 Lake Avenue
Newton,  MA  02459

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn,  MA  01770

WARD SMITH

Ward Smith
36080 Shaker Blvd

Hunting Valley,  OH 44022